Exhibit 99.1

KNIGHT CAPITAL GROUP TO ACQUIRE HOTSPOT FX ELECTRONIC FOREIGN EXCHANGE MARKETPLACE

All-cash acquisition marks Knight’s expansion into a new asset class

Foreign exchange ECN model to further diversify Knight’s revenues with a fee-based business relatively uncorrelated with cash equities

JERSEY CITY, New Jersey, and WATCHUNG, New Jersey (January 24, 2006) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that it has agreed to acquire Hotspot FX, Inc., a privately held firm that provides institutions and dealers with spot foreign exchange trade execution through an advanced, fully electronic platform.

“The addition of Hotspot advances Knight’s ambition to become a virtual exchange for high-quality trade execution across multiple asset classes,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “In an increasingly fragmented market, clients want a centralized source for deep liquidity in the widest variety of securities. We also believe demand for electronic foreign exchange trading will continue to rise dramatically, especially as more institutions embrace FX as a source of alpha, and not simply a currency hedge. Hotspot’s ECN-based platform is the right model to benefit from this trend. In Hotspot, we are excited to have found a leader in the electronic FX market that shares our values and strengths in the cash equities market – trade execution quality, natural liquidity, sophisticated technology, a history of innovation, and, most importantly, commitment to the client. Additionally, the fee-based model fits well with our growth and revenue diversification strategy.”

Hotspot FX, based in Watchung, N.J., offers institutions and dealers access to electronic spot foreign exchange trading through Hotspot FXi. Hotspot FXi is an e-financial marketplace where buyers and sellers worldwide can trade directly and anonymously with each other, obtain price improvement for their trades and lower their overall trading costs. Hotspot’s clients, which include asset managers, hedge funds, commodity trading advisors, corporate treasurers and regional banks, benefit from live streaming prices from participants and a network of top-tier prime brokers providing credit intermediation and post-trade support. Hotspot’s platform has experienced remarkable monthly growth since its inception in 2000, now supports 24 currency pairs and executes 5,000 to 10,000 FX spot trades per day.

“Knight is a fantastic partner for Hotspot FX,” said John H. Eley, President and Chief Executive Officer, Hotspot FX. “Both firms share a culture of client service and both are deeply committed to developing and driving market innovation through creative technologies and market structures. Knight has strong client relationships and deep technology resources that will help take the Hotspot FX marketplace to the next level.”

Knight agreed to acquire Hotspot FX in an all-cash deal for approximately $77.5 million. The close of the transaction is subject to receipt of appropriate regulatory approvals and is expected to be completed within 90 days. Upon the close of the acquisition, Hotspot FX will operate as a separate subsidiary of Knight Capital Group. The acquisition is expected to be accretive in 2007 and is not expected to affect Knight’s annual GAAP earnings forecast for 2006. The acquisition is expected to be cash flow positive immediately following the closing of the transaction.

The advisers to Knight on the transaction are Sandler O’Neill & Partners and Skadden, Arps, Slate, Meagher & Flom LLP. The advisers to Hotspot FX are Evercore Partners, Morgan Stanley and Lowenstein Sandler PC.

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Conference Call and Webcast

Knight will conduct a conference call for analysts, investors and the media at 9 a.m. Eastern Standard Time (EST) today, January 24, 2006. Chairman and Chief Executive Officer Thomas M. Joyce will make a statement and answer questions relating to the acquisition of Hotspot FX.

Domestic callers who wish to access the presentation via conference call may do so by dialing 800.289.0572. International callers may dial 913.981.5543. The confirmation code to access this conference call is 6740727. Please join the call at least fifteen minutes before the presentation is scheduled to begin and be prepared to provide your name and company affiliation.

A live audiocast of the presentation also will be available at the company’s website, www.knight.com. Please note that participants who would like to ask questions must dial in via conference call; participants will not be able to join in the question and answer session via the website.

Presentation materials will be available for download immediately prior to the event at www.knight.com.

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About Knight Capital Group

Knight is a leading provider of comprehensive trade execution and asset management services. Our Equity Markets business offers institutions and broker-dealers high quality trade execution and capital commitment across the depth and breadth of the equity market. Our Asset Management business, Deephaven Capital Management, is a multi-strategy investment manager focused on delivering risk-adjusted returns with low volatility for institutions and high net worth individuals. Knight strives to be a valued partner by providing superior service and continually enhancing its offering to meet client needs. More information about Knight can be obtained at www.knight.com.

About Hotspot FX

Hotspot FX, Inc. operates a leading spot FX marketplace for institutions, in addition to a retail platform. Both marketplaces provide anonymous, instantaneous, direct access trading on live, executable, streaming prices supplied by leading foreign exchange banks and financial institutions. Hotspot FXi placed first in the authoritative 2005 Euromoney Foreign Exchange Survey in the key categories of Speed of Execution and Straight-through-Processing and separately was named Best at Streaming Prices in Euromoney Technology Awards also in 2005. Hotspot FX provides connectivity to trade and order management systems, market data vendors and other platforms via LiveLinksm proprietary API, which supports the firm’s FIX gateway as well as other connectivity protocols. Hotspot FX has 66 employees and is headquartered in Watchung, N.J., with offices in Chicago, Boston, London, Beijing and Singapore. For additional information, visit the Hotspot FX web site at www.hotspotfx.com or e-mail info@hotspotfx.com.

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Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

MargaretWyrwas	Greta Morley
SeniorManaging Director,	Vice President,
Corporate Communications & Investor Relations	Marketing Communications & Public Relations
201-557-6954 or	201-557-6948 or gmorley@knight.com
mwyrwas@knight.com

Kara Fitzsimmons	Molly McDowell
Vice President,	Analyst,
Corporate Communications	Corporate Communications & Investor Relations
201-356-1523 or	201-356-1723 or mmcdowell@knight.com
kfitzsimmons@knight.com